Exhibit 99.1
Welcome to the 26th Annual Shareholders' Meeting Bank of Commerce May 20, 2008 www.bankofcommerceholdings.com bank of choice(tm)

AGENDA Welcome Approval of Minutes May 15, 2007 Introduction of Directors Vote for Directors Vote to ratify public accountants Bank of Commerce Holdings Q & A Session Adjournment Adjournment Adjournment Adjournment Adjournment Adjournment Adjournment Adjournment Adjournment Adjournment Adjournment Adjournment Adjournment

bank of commerce | *bank of choice.*™



Our Directors

Kenneth R. Gifford, Jr.
Chairman of the Board
Orin N. Bennett
Dave Bonuccelli
Gary Burks
Welton L. Carrel
Russell L. Duclos
Harry L. Grashoff, Jr.
Jon Halfhide
Patrick J. Moty
President & C.E.O.
David H. Scott
Lyle L. Tullis

Forward Looking Statement During the course of this presentation, we may make forward - looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such forward-looking statements are just predictions subject to certain risks and uncertainties that could cause actual events or results to materially differ, either better or worse, from those projected. A discussion of risk factors that may affect the actual outcomes related to such forward-looking statements and the Company's results of operations in general is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward- looking statements that become untrue because of subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events. subsequent events.

bank of commerce | *bank of choice.*™



Senior Leadership

Patrick J. Moty, CEO
Linda J. Miles, CFO
Samuel D. Jimenez, DRM
Theodore M. Cumming, CCO
Randy S. Eslick, Regional Pres
Robert J. O'Neil, Regional VP
Caryn A. Blais, CIO
Debra A. Sylvester, CAO
Robert A. Matranga, SVP
Pam Halperin, SVP Ops

Company Profile Established 1982 Five offices - three markets Redding Bank of Commerce(tm) Roseville Bank of Commerce(tm) Sutter Bank of Commerce(tm) Bank of Commerce Mortgage(tm) Bank of Commerce Mortgage(tm) Bank of Commerce Mortgage(tm) Bank of Commerce Mortgage(tm) Bank of Commerce Mortgage(tm) Bank of Commerce Mortgage(tm) Bank of Commerce Mortgage(tm) Bank of Commerce Mortgage(tm) Bank of Commerce Mortgage(tm)

Investor Highlights Two for one split - 1995 Three for one split - 1998 10% Stock Dividend - 2000 Three for one split - 2004 NASDAQ listed 'BOCH'- 2004 Quarterly Cash Dividends - 2005 Dividend Yield - 4.49%- 2007 Institutional Ownership - 1.77% Insider Ownership - 31.62%

COMPANY VISION "Bank of Commerce is proud of its reputation as Northern California's premier bank for business. The bank of choice(tm) reflects a renewed commitment with a fresh focus on family and personal finances. Our vision is to be the premier provider of superior financial services and products to the communities in our markets. We will distinguish ourselves from the competition by a commitment to efficient delivery of service in our target markets - while maintaining personal relationships with mutual loyalty. We will develop profitable business strategies that allow us to enhance our relationships and build new ones. We will continually add to our product lines to enhance appeal in all our markets. We will pursue attractive opportunities to enter related lines of business as well as acquisitions of complementary lines of business." business." business." business." business." business." business." business." business." business." business." business." business." business." business." business." business." business."

Bank of Commerce has had historical emphasis on the business banking sector - and our vision remains the same. Now the bank of choice(tm) is moving down the triangle to include personal accounts of business owners, employee accounts, professional accounts and high-income, high net-worth individual accounts. Redding deposit market share 2007 ranks #2 behind BofA. By expanding our horizons we will continue to grow our deposit base.

Five year annualized asset growth of 11% 2007 - Return on average assets 1.04% 2007 - Return on average equity 13.39% 1st Q 2008 up 5.3% or $32.9 million over year end 2007 1st Q 2008 versus 1st Q 2007 up 13% or $73.1 million 1st Q 2008 versus 1st Q 2007 up 13% or $73.1 million 1st Q 2008 versus 1st Q 2007 up 13% or $73.1 million 1st Q 2008 versus 1st Q 2007 up 13% or $73.1 million 1st Q 2008 versus 1st Q 2007 up 13% or $73.1 million 1st Q 2008 versus 1st Q 2007 up 13% or $73.1 million

Record Loan Growth $77 Million, or 18.9% 2007 - Deposits up $34 Million, or 7.8% 2007 - Average Earning Assets 93.7% 1st Q 2008 Average Loans up $96.3 million over 1st Q 2007 1st Q 2008 Average Deposits up $54.7 million over 1st Q 2007

2007 Basic $0.69, diluted $0.68 compared to $0.75 and $0.74 prior year 2007 Cash dividends 2007 $0.31 and a special dividend of $0.02 1st Q EPS down 17%- or $0.03 per share -1st Q Dividend $0.08 per share ($697,000 back to community) ($697,000 back to community) ($697,000 back to community) ($697,000 back to community) ($697,000 back to community)

Top line revenues include interest earned, service charges and fees earned by our current business activities 2007 Top line revenue grew by 16% in 2007 1st Q 2008 top line revenue up $223,000 or 2.2% over 1st Q 2007 even after a 200 basis point interest rate decline

BOCH reports income of $6.1 Million compared with $6.5 Million prior year A drop of 7% or $461,000 - Our Company fared well - while Peers averaged a drop of 16% during 2007 1st Q 2008 income $1.2 million - drop of 17% or $258,000 over same quarter 2007 Margin Compression, Current Economic Cycle, Not immune to slowdown in RE

We are a strong and thriving Company exceeding well capitalized ratios 1st Q 2008 - Well capitalized at 10.98% - BOCH is positioned to remain well capitalized with an additional $5.0 million of capital available at the Holding Company.

Recent slowdown in credit markets makes it prudent to increase reserves Q4 Provision was set aside for 1Q $2.9 million write-down 1st Q 2008 ALLL at 1.14% compared to 1.18% 1st Q 2007 Non performing loans were 3.12% at 3/31/08 versus 2.45% at 12/31/07

bank of commerce | *bank of choice.*™

- ## New Products & Services

  Forever Free Checking™

  High Performance Savings™

  High Performance Checking ™

  Money Market Sweep

  Image ATM's

  i-Connect™

  MobileConnect™

New Locations

Buenaventura Express Office – January '08

www.bankofcommerceholdings.com Redding Roseville Sutter BOC Mortgage Thank you for attending